CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series B	$750,000,000	$80,250

(1)             Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The filing fee of $80,250 is being paid in connection with the registration of these Medium-Term Notes, Series B.

PRICING SUPPLEMENT NO. 2	Rule 424(b)(2)
DATED: August 17, 2006	File No. 333-136666
(To Prospectus dated August 16, 2006,
and Prospectus Supplement dated August 16, 2006)

THE BEAR STEARNS COMPANIES INC.
Medium-Term Notes, Series B

Principal Amount: $750,000,000	Floating Rate Notes [x]	Book Entry Notes ☒
Original Issue Date: 08/22/2006	Fixed Rate Notes [ ]	Certificated Notes ☐
Maturity Date: 08/21/2009	CUSIP#: 073928R47
Option to Extend Maturity:	No ☒
	Yes ☐	Final Maturity Date:

	Optional	Optional
	Redemption	Repayment	Repayment
Redeemable On	Price(s)	Date(s)	Price(s)
N/A	N/A	N/A	N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:		Maximum Interest Rate: N/A
☐	Commercial Paper Rate	Minimum Interest Rate: N/A
☐	Federal Funds Effective Rate
☐	Federal Funds Open Rate	Interest Reset Date(s): *
☐	Treasury Rate	Interest Reset Period: Quarterly
☐	LIBOR Reuters	Interest Payment Date(s): **
☒	LIBOR Telerate
☐	Prime Rate
☐	CMT Rate
Initial Interest Rate: 5.489%		Interest Payment Period: Quarterly

Index Maturity: Three months

Spread (plus or minus): +0.09%

*                    Commencing November 21, 2006 and on the 21st of each February, May, August and November thereafter prior to Maturity.

**             Commencing November 21, 2006 and on the 21st of each February, May, August and November thereafter, up to and including the Maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.